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                                                                       Exhibit 2

                             SUBSCRIPTION AGREEMENT
                               (NON-U.S. INVESTOR)

Hybridon, Inc.
345 Vassar Street
Cambridge, MA 02139

Gentlemen:

         1. SUBSCRIPTION. The undersigned (the "PURCHASER"), intending to be legally bound, hereby irrevocably agrees to purchase from Hybridon, Inc. (the "COMPANY") the number of units (the "Units") set forth on the signature page hereof at a purchase price of U.S. $250,000 per Unit. Each Unit consists of shares of the Company's common stock, par value U.S. $.001 per share ("COMMON STOCK") and warrants ("WARRANTS") to purchase shares of Common Stock. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company dated July 22, 2003, as amended or supplemented from time to time, including all attachments, annexes, schedules and exhibits thereto (the "MEMORANDUM"), relating to the offering by the Company of a minimum of 40 Units (the "MINIMUM AMOUNT") and a maximum of 80 Units (the "OFFERING").

         The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used but not otherwise defined herein shall have the respective meanings provided in the Memorandum.

         2. PAYMENT. The Purchaser agrees to make payment of the full amount of the purchase price of the Units being subscribed for by wire transfer payment at the time and in accordance with the directions of the Company. To request wire transfer instructions, please contact _______________________, telephone no. (___) ________. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Subscription Agreement is not accepted by the Company, the Offering expires or is terminated pursuant to its terms or by the Company, or the Minimum Amount of Units is not sold. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering two completed and executed Omnibus Signature Pages to this Subscription Agreement and the Registration Rights Agreement.

         3. CLOSING. The Company and its agents may continue to offer and sell the Units and conduct additional closings (each, a "CLOSING") for the sale of additional Units after the closing of the sale of the Minimum Amount of Units (the "First Closing") and until the expiration or termination of the Offering.

         4. ACCEPTANCE OF SUBSCRIPTION. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole, or the Offering expires or is terminated or the Minimum Amount is not raised, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of

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this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

         5. REPRESENTATIONS AND WARRANTIES. The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

                  (a) Neither the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants offered pursuant to the Memorandum are registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any applicable securities laws of any U.S. state or foreign jurisdiction. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, and outside the United States in accordance with Regulation S under the Securities Act ("REGULATION S"), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

                  (b) The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "ADVISORS"), have received the Memorandum and all other documents requested by the Purchaser and the Advisors, if any, have carefully reviewed them and understand the information contained therein prior to the execution of this Subscription Agreement;

                  (c) None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory authority (foreign or otherwise) has approved the Units or any of the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any U.S. Federal, state or other regulatory authority (foreign or otherwise);

                  (d) All documents, records, and books of the Company pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by the Purchaser and the Advisors, if any;

                  (e) The Purchaser and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and the Advisors, if any;

                  (f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or as contained in documents or answers to questions so furnished to the Purchaser or the Advisors, if any, by the Company;

                  (g) The Purchaser is unaware of, is no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the Offering through or as a result of any seminar or meeting to which

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the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

                  (h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to its agents or as otherwise described in the Memorandum);

                  (i) The Purchaser, either alone or together with its Advisor(s), if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.;

                  (j) The Purchaser is not relying on the Company, or any of its agents or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own Advisors;

                  (k) The Purchaser is acquiring the Units solely for such Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part. Except for arrangements with shareholders of the Purchaser as provided in the organizational documents of the Purchaser, the Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, and the Purchaser has no plans to enter into any such agreement or arrangement;

                  (l) The purchase of Units represents high risk capital and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless (i) such securities are subsequently registered under the Securities Act, (ii) an exemption from such registration is available in a transaction not subject to the registration requirements of the Securities Act or (iii) in accordance with Regulation S. Legends shall be placed on the securities included in the Units to the effect (A) that they have not been registered under the Securities Act, (B) that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and
(C) that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act. Appropriate notations thereof will be made in the Company's stock books, and the Company shall refuse to register any transfer of securities not made in accordance with the foregoing. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Units. The Company has agreed that purchasers of the Units will have, with respect to the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants, the registration rights described in the Registration Rights Agreement the form of which is included in the subscription documents;

                  (m) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

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                  (n)      The Purchaser is aware that an investment in the
Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risks Related to this Offering" and other risk factors of the Company that are referenced in the Memorandum;

                  (o) The Purchaser is not a U.S. person (as defined in Securities Act Rule 902(k)) and is not acquiring the Units, the shares of Common Stock, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant for the account or benefit of any U.S. person.

                  (p) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of any applicable law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or
(iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

                  (q) The Purchaser and the Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or the Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisors, if any;

                  (r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under U.S. Federal securities laws and the applicable laws of states and foreign

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jurisdictions in connection with the offering of securities as described in the
Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

                  (s) The Purchaser has significant prior investment experience, including investment in non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser's net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

                  (t) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisors, if any, consider material to its decision to make this investment;

                  (u) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

                  (v) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisors, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

                  (w) Within five days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject, including all information regarding the Purchaser that the Company requests in connection with the registration statement to be filed pursuant to the Registration Rights Agreement described in the Memorandum;

                  (x) The Purchaser's substantive relationship with the Company or its agent through which the Purchaser is subscribing for Units predates the Company's or such agent's contact with the Purchaser regarding an investment in the Units;

                  (y) NONE OF THE SHARES OF COMMON STOCK, THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS OFFERED PURSUANT TO THE MEMORANDUM HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY (FOREIGN OR OTHERWISE), NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF

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THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL; and

                  (z) The Purchaser acknowledges that the Units have not been recommended by the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory authority (foreign or otherwise). In making an investment decision, investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement. Any representation to the contrary is a criminal offense. The Purchaser will resell the Units, the shares of Common Stock, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant only in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act; and agrees not to engage in hedging transactions unless in compliance with the Securities Act. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

         6. INDEMNIFICATION. The Purchaser agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement or the Registration Rights Agreement.

         7. IRREVOCABILITY; BINDING EFFECT. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

         8. MODIFICATION. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

         9. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by a reputable overnight delivery service or shall be delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof and any notice or other communication given by overnight delivery service shall be deemed given two business days after deposit with the courier; provided, however, that a notice changing a party's address shall be deemed given at the time of receipt thereof.

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         10.      ASSIGNABILITY. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units, the shares of Common Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants shall be made only in accordance with all applicable laws.

         11. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States without reference to the principles thereof relating to the conflict of laws.

         12. ARBITRATION. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

                  (a)      Arbitration is final and binding on the parties.

                  (b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

                  (c) Pre-arbitration discovery is generally more limited and different from court proceedings.

                  (d) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.

                  (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

                  (f) All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the NASD, Inc. (the "NASD") in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the Person or Persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

         13. BLUE SKY QUALIFICATION. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable U.S. Federal securities laws and the applicable laws of states and foreign jurisdictions. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

         14. USE OF PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

         15. CONFIDENTIALITY. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public

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domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

         16.      MISCELLANEOUS.

                  (a) This Agreement, together with the Registration Rights Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

                  (b) The Purchaser's representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the shares of Common Stock and Warrants contained in the Units.

                  (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

                  (d) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  (e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

                  (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

         17. OMNIBUS SIGNATURE PAGE. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the shares of Common Stock and Warrants to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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                                 HYBRIDON, INC.
                            OMNIBUS SIGNATURE PAGE TO
            SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

SUBSCRIBER HEREBY ELECTS TO SUBSCRIBE UNDER THE SUBSCRIPTION AGREEMENT FOR A TOTAL OF ____ UNITS AT A PRICE OF U.S. $250,000 PER UNIT (NOTE: TO BE COMPLETED BY SUBSCRIBER) AND EXECUTES THE SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, AGREES TO BE BOUND BY THE TERMS AND CONDITIONS THEREOF AND AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED THERETO.

Date (NOTE: To be completed by subscriber): August 28, 2003

IF THE PURCHASER IS AN INDIVIDUAL (IF PURCHASED AS JOINT TENANTS, AS TENANTS IN COMMON, OR AS COMMUNITY PROPERTY, EACH OWNER MUST COMPLETE SEPARATE SIGNATURE
PAGE):

____________________________              _____________________________________
Print Name                                Social Security Number (if applicable)

____________________________              _____________________________________
Signature of Subscriber                   Signature

____________________________              _____________________________________
Date                                      Address

IF THE PURCHASER IS A PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR
TRUST:

Optima Life Sciences Limited
----------------------------              _____________________________________
Name of Partnership,                      Federal Taxpayer
Corporation, Limited                      Identification Number (if applicable)
Liability Company or Trust

By: /s/ Youssef El-Zein                   Isle of Man
    ------------------------------        -------------------------------------
Name: Youssef El-Zein                     Jurisdiction of Organization
Title: Director
                                          St. James's Chambers, 64A Athol St.,
August 28, 2003                           Douglas, Isle of Man IM1 1JE
----------------------------------        -------------------------------------
Date                                      Address

ACCEPTED:

HYBRIDON, INC.

By:    /s/ Stephen Seiler
       ------------------
Name:  Stephen Seiler
Title: Chief Executive Officer

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